Exhibit 99.1

Semler Reports Fourth Quarter and Year End 2018 Financial Results

2018 HIGHLIGHTS compared to 2017:

•	Annual revenue increased by 73%
•	Net income after tax grew to $0.82 per basic share and $0.66 per diluted share, compared to a net loss of $0.28 per basic and diluted share
•	All principal and accrued interest on notes were retired
•	Cash at year-end increased to $3,284,000 from $1,457,000

San Jose, Cal. – February 27, 2019 – Semler Scientific, Inc. (OTCQB: SMLR), an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers, today reported financial results for the three months and year ended December 31, 2018.

“When disease processes are recognized earlier, preventive healthcare can be started sooner, thus providing a cost-efficient, practical means to achieve better patient management,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler Scientific. “We believe that our QuantaFlo™ product allows our customers to help those under their care in just such a manner, which we believe is a contributing factor to our company’s continued growth.”

FINANCIAL RESULTS

For the year ended December 31, 2018, compared to 2017, Semler Scientific reported:

•	Revenues of $21,491,000, an increase of $9,039,000, or 73%, compared to $12,452,000
•	Cost of revenues of $2,703,000, an increase of $150,000, or 6%, compared to $2,553,000. As a percentage of revenues, cost of revenues was 13%, compared to 21%
•	Total operating expenses, which includes cost of revenues, of $16,149,000, an increase of $2,844,000, or 21%, compared to $13,305,000
•	Net income of $5,014,000, or $0.82 per basic share and $0.66 per diluted share, an increase of $6,524,000, compared to a net loss of $1,510,000, or $0.28 loss per basic and diluted share. As a percentage of revenues, net income was 23% in 2018
•	Cash of $3,284,000, an increase of $1,827,000, compared to $1,457,000

During the year of 2018, total liabilities decreased by $3,298,000 and all principal and accrued interest on notes were retired.

For the three months ended December 31, 2018, compared to the corresponding period of 2017, Semler Scientific reported:

•	Revenues of $5,964,000, an increase of $1,751,000, or 42%, compared to $4,213,000
•	Cost of revenues of $704,000, an increase of $6,000, or 1%, compared to $698,000. As a percentage of revenues, cost of revenues was 12%, compared to 17%
•	Total operating expenses, which includes cost of revenues, of $4,517,000, an increase of $680,000, or 18%, compared to $3,837,000
•	Net income of $1,387,000, or $0.22 per basic share and $0.17 per diluted share, an increase of $1,133,000, compared to a net income of $254,000, or $0.05 per share and $0.04 per diluted share. As a percentage of revenues, net income was 23%, compared to 6%

2018 MAJOR ACCOMPLISHMENTS

Among the accomplishments recognized in the year of 2018 were:

1.	Annual revenues increased by 73%.
2.	Four consecutive quarters of profitability in 2018, continuing from the fourth quarter of 2017, the Company’s first profitable quarter (for a total of five).
3.	Increased annual revenue by $9,039,000 and net income by $6,524,000, i.e., 72% of revenue gain became net income.
4.	Cash position improved to $3,284,000.
5.	Retired all principal and accrued interest on notes.

In 2019, Semler Scientific expects continued profitability and generation of cash from operating activities. It is the company’s intent to grow revenues at a faster rate than expenses and to remain profitable.

“Our objectives are to work with the healthcare industry to reduce avoidable healthcare costs and improve health outcomes of patients,” said Dr. Murphy-Chutorian. “We believe our customers have incorporated our product into their healthcare systems and are achieving the intended clinical benefits and improved medical economics.”

Notice of Conference Call

Semler Scientific will host a conference call at 11 a.m. ET, February, 27, 2019. The call will address results of the fourth quarter and year-end 2018 as well as provide a business update on the company’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing 877-359-9508 for domestic callers and 224-357-2393 for international callers. Please specify to the operator that you would like to join the “Semler Scientific Fourth Quarter and Year-to-Date 2018 Financial Results Call, conference ID#: 3068129.” The conference call will be archived on Semler’s website at www.semlerscientific.com.

Semler Scientific, Inc.

Statements of Operations

(In thousands of U.S. Dollars, except for share and per share data)

	For the three months ended December 31,		For the year ended December 31,
	(Unaudited)		(Unaudited)	(Audited)
	2018	2017	2018	2017

Revenues	$5,964	$4,213	$21,491	$12,452

Operating expenses:
Cost of revenues	704	698	2,703	2,553
Engineering and product development	643	486	2,085	1,831
Sales and marketing	1,919	1,575	7,202	5,078
General and administrative	1,251	1,078	4,159	3,843

Total operating expenses	4,517	3,837	16,149	13,305

Income (loss) from operations	1,447	376	5,342	(853)

Interest income (expense)	1	(42)	(59)	(231)
Interest expense -- related parties	(35)	(75)	(239)	(233)
Loss on extinguishment of loans	-	-	-	(179)
Other expense	-	(5)	(4)	(5)

Other expense	(34)	(122)	(302)	(648)

Pre-tax net income (loss)	$1,413	$254	$5,040	$(1,501)

Provision for income taxes	(26)	-	(26)	(9)

Net income (loss)	1,387	254	5,014	(1,510)

Net income (loss) per share:
Basic	$0.22	$0.05	$0.82	$(0.28)
Diluted	$0.17	$0.04	$0.66	$(0.28)

Weighted average number of shares used in
computing earnings (loss) per share:
Basic	6,320,003	5,581,727	6,079,326	5,405,388
Diluted	8,120,453	6,652,861	7,629,523	5,405,388

Semler Scientific, Inc.

Condensed Balance Sheets

(In thousands of U.S. Dollars)

	At December 31,
	2018	2017

Cash	$3,284	$1,457
Other current assets	2,954	1,426
Noncurrent assets	1,481	1,355
Total assets	$7,719	$4,238

Current liabilities	3,512	5,140
Noncurrent liabilities	11	1,681
Stockholders’ equity (deficit)	4,196	(2,583)

Total liabilities and stockholders' equity (deficit)	$7,719	$4,238

About Semler Scientific, Inc.:

Semler Scientific, Inc. is an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers. Semler Scientific’s mission is to develop, manufacture and market innovative proprietary products and services that assist its customers in evaluating and treating chronic diseases. Semler Scientific’s first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015, Semler Scientific received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015 to more comprehensively evaluate our customers’ patients for risk of heart attacks and strokes. Semler Scientific believes it is positioned to provide valuable information to its insurance company and physician customers, which in turn permits them to better guide patient care. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding continued profitability and cash generated from operations, as well as the ability to grow revenues faster than expenses. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to license its cardiovascular testing products, and its ability to continue to control expenses, along with those statements detailed in Semler Scientific’s SEC filings. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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